As filed with the Securities and Exchange Commission on February 28, 2000

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                             ----------------------
                            ABC HOLDRSSM Trust 2000-D
                                yet-to-be formed
                      [Issuer with respect to the receipts]


            Delaware                                6211                          13-5674085
  (State or other jurisdiction          (Primary Standard Industrial           (I.R.S. Employer
of incorporation or organization)       Classification Code Number)         Identification Number)

                             ----------------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------
             Andrea L. Dulberg, Esq.                          Copies to:
                Corporate Secretary                        Andrew B. Janszky
Merrill Lynch, Pierce, Fenner & Smith Incorporated        Shearman & Sterling
                 250 Vesey Street                         599 Lexington Avenue
             New York, New York 10281                   New York, New York 10022
                  (212) 449-1000                            (212) 848-4000
      (Name, address, including zip code, and
      telephone number, including area code,
               of agent for service)

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                     Proposed Maximum      Proposed Maximum
            Title of Each Class of                Amount to Be        Offering Price      Aggregate Offering         Amount of
          Securities to Be Registered              Registered         Per Receipt(1)           Price(1)         Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
ABC HOLDRS............                               100,000               $100              $10,000,000              $2,640
                                                     shares
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch,
    Pierce, Fenner & Smith Incorporated in market-making transactions.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.
================================================================================

PROSPECTUS
----------

                              Subject to Completion
                 Preliminary Prospectus dated February 28, 2000

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.

                                     [LOGO]

                          [     ] Depositary Receipts
                            ABC HOLDRSSM Trust 2000-D

         The ABC HOLDRSSM Trust 2000-D will issue Depositary Receipts called ABC HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the [__________] industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer ABC HOLDRS in a round-lot amount of 100 ABC HOLDRS or round-lot multiples. ABC HOLDRS are separate from the underlying deposited common stocks that are represented by the ABC HOLDRS. For a list of the names and the number of shares of the companies that make up an ABC HOLDR, see "Highlights of ABC HOLDRS--The ABC HOLDRS" starting on page 6. The trust will issue the additional ABC HOLDRS on a continuous basis.

         Investing in ABC HOLDRS involves significant risks. See "Risk factors" starting on page 4.

         The initial public offering price for a round-lot of 100 ABC HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

         ABC HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

         Before this issuance, there has been no public market for ABC HOLDRS. Application has been made to list the ABC Receipts on the American Stock Exchange under the symbol "[_______].".

-----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                         Initial
                                                        Price to    Underwriting
                                                         Public*        Fee
                                                         -------        ---

Per ABC HOLDR........................................                    2%

-----------------------
*  Includes underwriting fee.

         For purchases of ABC HOLDRS in excess of ABC HOLDRS, the underwriting
fee will be   %.

                             ----------------------

                               Merrill Lynch & Co.

                             ----------------------

                   The date of this prospectus is     , 2000.

    "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                           Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary................................................................        3
Risk Factors...........................................................        4
Highlights of ABC HOLDRS...............................................        6
The Trust..............................................................       12
Description of ABC HOLDRS..............................................       12
Description of the Underlying Securities...............................       13
Description of the Depositary Trust Agreement..........................       16
Federal Income Tax Consequences........................................       18
ERISA Considerations...................................................       20
Plan of Distribution...................................................       20
Legal Matters..........................................................       22
Where You Can Find More Information....................................       22


----------------------


         This prospectus contains information you should consider when making your investment decision. With respect to information about ABC HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell ABC HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                     SUMMARY

         The ABC HOLDRS trust will be formed under the depositary trust agreement, dated as of March , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the ABC HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust will hold shares of common stock issued by [_________] specified companies generally considered to be involved in various segments of the [__________] industry. The number of shares of each common stock held by the trust with respect to each round-lot of ABC HOLDRS is specified under "Highlights of ABC HOLDRS--The ABC HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

         Under no circumstances will a new company be added to the group of issuers of underlying securities.

         The trust will issue ABC HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The ABC HOLDRS are separate from the underlying common stocks that are represented by the ABC HOLDRS.

                                  RISK FACTORS

         An investment in ABC HOLDRS involves risks similar to investing in each of the underlying securities outside of the ABC HOLDRS, including the risks associated with concentrated investments in the [ ] industry.

General Risk Factors

          o Loss of investment. Because the value of ABC HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the ABC HOLDRS if the underlying securities decline in value.

          o Discount trading price. ABC HOLDRS may trade at a discount to the aggregate value of the underlying securities.

          o Not necessarily representative of the [ ] industry. While the underlying securities are common stocks of companies generally considered to be involved in various segments of the [ ] industry, the underlying securities and the ABC HOLDRS may not necessarily follow the price movements of the entire [ ] industry generally. If the underlying securities decline in value, your investment in the ABC HOLDRS will decline in value even if common stock prices in the [ ] industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the [ ] industry. In this case, the ABC HOLDRS may no longer consist of securities issued only by companies involved in the [ ] industry.

          o No investigation of underlying securities. The underlying securities included in the ABC HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the [ ] industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the ABC HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

          o Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, ABC HOLDRS may not necessarily continue to be a diversified investment in the [ ] industry. As a result of market fluctuation and/or reconstitution events, ABC HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

          o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your ABC HOLDRS and receive delivery of each of the underlying securities. The cancellation of your ABC HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of ABC HOLDRS will involve payment of a cancellation fee to the trustee.

          o Trading halts. Trading in ABC HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade ABC HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your ABC HOLDRS to receive the underlying securities.

          o Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the ABC HOLDRS. If the ABC HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the ABC HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the ABC HOLDRS are delisted.

          o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the ABC HOLDRS, the selection of the [ ] industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of ABC HOLDRS by Merrill Lynch.

          o Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of ABC HOLDRS, particularly in connection with the initial issuance of ABC HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline after these purchases as the volume of purchases decreases. This in turn is likely to have an immediate, adverse effect on the trading price of ABC HOLDRS.


Risk Factors Specific to the [          ] Industry

                            HIGHLIGHTS OF ABC HOLDRS

         This discussion highlights information regarding ABC HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase ABC HOLDRS.

Issuer...................................   ABC HOLDRS Trust.

The trust................................   The ABC HOLDRS Trust will be formed
                                            under the depositary trust
                                            agreement, dated as of March , 2000
                                            among  The Bank of New York, as
                                            trustee, Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated,
                                            other depositors and the owners of
                                            the ABC HOLDRS.  The trust is not
                                            a registered investment company
                                            under the Investment Company Act of
                                            1940.

Initial depositor........................   Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated.

Trustee..................................   The Bank of New York, a New York
                                            state-chartered banking
                                            organization, will be the trustee
                                            and receive compensation as set
                                            forth in the depositary trust
                                            agreement.

Purpose of ABC HOLDRS....................   ABC HOLDRS are designed to achieve
                                            the following:

                                            Diversification. ABC HOLDRS are
                                            designed to allow you to diversify
                                            your investment in the [ ]
                                            industry through a single,
                                            exchange-listed instrument
                                            representing your undivided
                                            beneficial ownership of the
                                            underlying securities.

                                            Flexibility. The beneficial owners
                                            of ABC HOLDRS have undivided
                                            beneficial ownership interests in
                                            each of the underlying securities
                                            represented by the ABC HOLDRS, and
                                            can cancel their ABC HOLDRS to
                                            receive each of the underlying
                                            securities represented by the ABC
                                            HOLDRS.

                                            Transaction costs. The expenses
                                            associated with trading ABC HOLDRS
                                            are expected to be less than trading
                                            each of the underlying securities
                                            separately.

Trust assets.............................   The trust will hold shares of common
                                            stock issued by specified companies
                                            in the [  ] industry.  Except when a
                                            reconstitution event occurs, the
                                            group of companies will not change.
                                            Reconstitution events are described
                                            in this prospectus under the heading
                                            "Description of the depositary trust
                                            agreement--Reconstitution events."
                                            Under no circumstances will the
                                            common stock of a new company be
                                            added to the common stocks
                                            underlying the ABC HOLDRS.

                                            The trust's assets may increase or
                                            decrease as a result of in-kind
                                            deposits and withdrawals of the
                                            underlying securities during the
                                            life of the trust.

The ABC HOLDRS...........................   The trust will issue ABC HOLDRS that
                                            represent your undivided beneficial
                                            ownership interest in the shares of
                                            U.S.-traded common
                                            stock held by the trust on your
                                            behalf. The ABC HOLDRS themselves
                                            are separate from the underlying
                                            securities that are represented by
                                            the ABC HOLDRS.

                                            The specific share amounts for each
                                            round-lot of 100 ABC HOLDRS will be
                                            determined on the pricing date so
                                            that the initial issue price will be
                                            approximately $90-$100 per ABC HOLDR
                                            and the initial weightings of each
                                            underlying security included in the
                                            ABC HOLDRS approximates the relative
                                            market capitalizations of the
                                            specified companies (based on the
                                            closing market prices of the
                                            underlying securities on the trading
                                            day immediately preceding the
                                            pricing date), subject to a maximum
                                            weight of 20%. For purposes of this
                                            preliminary prospectus, the
                                            indicative share amounts and the
                                            indicative weightings of each
                                            underlying security, based on market
                                            capitalizations as of the date of
                                            this preliminary prospectus, are set
                                            forth in the table below; however,
                                            such share amounts and weightings
                                            are expected to change during the
                                            period between the date of this
                                            preliminary prospectus and the
                                            pricing date.

                                            After the pricing date, the share
                                            amounts will not change, except for
                                            changes due to corporate events,
                                            such as stock splits or reverse
                                            stock splits on the underlying
                                            securities, or reconstitution
                                            events. However, the weightings are
                                            expected to change substantially
                                            over time because of price
                                            fluctuations.

                                            The following chart provides the

                                            o    names of the [    ] issuers of
                                                 the underlying securities
                                                 represented by the ABC HOLDRS,

                                            o    stock ticker symbols,

                                            o    indicative share amounts
                                                 represented by a round-lot of
                                                 100 ABC HOLDRS, (as of the date
                                                 of this preliminary prospectus)

                                            o    percentage of market
                                                 capitalization as of the date
                                                 hereof, and

                                            o    principal market on which
                                                 the shares of common stock of
                                                 the selected companies are
                                                 traded.

                                          Indicative                 Primary
          Name of                            Share     Indicative    Trading
          Company              Ticker       Amounts    Weightings     Market
          -------              ------       -------    ----------     ------

                                            These companies generally are
                                            considered to be [__________] of
                                            the largest and most liquid
                                            companies with U.S.-traded common
                                            stock involved in the [__________]
                                            industry as measured by market
                                            capitalization and trading volume on
                                            _________________, 2000. The market
                                            capitalization of a company is
                                            determined by multiplying the price
                                            of its common stock by the number of
                                            outstanding shares of its common
                                            stock.

                                            The trust only will issue and
                                            cancel, and you only may obtain,
                                            hold, trade or surrender, ABC HOLDRS
                                            in a round-lot of 100 ABC HOLDRS and
                                            round-lot multiples. The trust will
                                            only issue ABC HOLDRS upon the
                                            deposit of the whole shares
                                            represented by a round-lot of 100
                                            ABC HOLDRS. In the event that a
                                            fractional share comes to be
                                            represented by a round-lot of ABC
                                            HOLDRS, the trust may require a
                                            minimum of more than one round-lot
                                            of 100 ABC HOLDRS for an issuance so
                                            that the trust will always receive
                                            whole share amounts for issuance of
                                            ABC HOLDRS.

                                            The number of outstanding ABC HOLDRS
                                            will increase and decrease as a
                                            result of in-kind deposits and
                                            withdrawals of the underlying
                                            securities. The trust will stand
                                            ready to issue additional ABC HOLDRS
                                            on a continuous basis when an
                                            investor deposits the required
                                            shares of common stock with the
                                            trustee.

Public offering price...............        The initial public offering price
                                            for 100 ABC HOLDRS will equal the
                                            sum of the closing market price on
                                            the primary trading market on the
                                            pricing date for each underlying
                                            security multiplied by the share
                                            amount to be determined on the
                                            pricing date, plus an underwriting
                                            fee. It is expected that the initial
                                            public offering price will be
                                            approximately $90-$100 per ABC
                                            HOLDR.

Purchases...........................        After the initial offering, you may
                                            acquire ABC HOLDRS in two ways:

                                            o    through an in-kind deposit of
                                                 the required number of shares
                                                 of common stock of the
                                                 underlying issuers with the
                                                 trustee, or

                                            o    through a cash purchase in the
                                                 secondary trading market.

Underwriting fees...................        If you purchase ABC HOLDRS in the
                                            initial public offering, you will
                                            pay Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated, in its role as
                                            underwriter, an underwriting fee
                                            equal to:

                                            o    For purchases of ___ ABC HOLDRS
                                                 or fewer, 2%.

                                            o    For purchases in excess of  ABC
                                                 HOLDRS,    %.

                                            You will not be charged any issuance
                                            fee or other sales commission in
                                            connection with purchases of ABC
                                            HOLDRS made in the initial public
                                            offering.

Issuance and cancellation
fees................................        After the initial offering, if you
                                            wish to create ABC HOLDRS by
                                            delivering to the trust the
                                            requisite shares of common stock
                                            represented by a round-lot of 100
                                            ABC HOLDRS, The Bank of New York as
                                            trustee will charge you an issuance
                                            fee of up to $10.00 for each round-
                                            lot of 100 ABC HOLDRS. If you wish
                                            to cancel your ABC HOLDRS and
                                            withdraw your underlying securities,
                                            The Bank of New York as trustee will
                                            charge you a cancellation fee of up
                                            to $10.00 for each round-lot of 100
                                            ABC HOLDRS.

Commissions.........................        If you choose to deposit underlying
                                            securities in order to receive ABC
                                            HOLDRS after the conclusion of the
                                            initial public offering, you will
                                            not be charged the underwriting fee.
                                            However, in addition to the
                                            issuance fee charged by the trustee
                                            described above, you will be
                                            responsible for paying any sales
                                            commission associated with your
                                            purchase of the underlying
                                            securities that is charged by your
                                            broker, whether it be Merrill Lynch,
                                            Pierce, Fenner & Smith Incorporated
                                            or another broker.

Custody fees........................        The Bank of New York, as trustee and
                                            as custodian, will charge you a
                                            quarterly custody fee of $2.00 for
                                            each round-lot of 100 ABC HOLDRS, to
                                            be deducted from any cash dividend
                                            or other cash distributions on
                                            underlying securities received by
                                            the trust.  With respect to the
                                            aggregate custody fee payable in any
                                            calendar year for each ABC HOLDR,
                                            the Trustee will waive that portion
                                            of the fee which exceeds the total
                                            cash dividends and other cash
                                            distributions received, or to be
                                            received, and payable with respect
                                            to such calendar year.

Rights relating to
  ABC HOLDRS........................        You have the right to withdraw the
                                            underlying securities upon request
                                            by delivering a round-lot or
                                            integral multiple of a round-lot of
                                            ABC HOLDRS to the trustee, durin
                                            the trustee's business hours, and
                                            paying the cancellation fees, taxes,
                                            and other charges.  You should
                                            receive the underlying securities no
                                            later than the business day after
                                            the trustee receives a proper notice
                                            of cancellation.  The trustee will
                                            not deliver fractional shares of
                                            underlying securities.  To the
                                            extent that any cancellation of ABC
                                            HOLDRS would otherwise require the
                                            delivery of a fractional share, the
                                            trustee will sell such share in the
                                            market and the trust, in turn, will
                                            deliver cash in lieu of such share.
                                            Except with respect to the right to
                                            vote for dissolution of the trust,
                                            the ABC HOLDRS themselves will not
                                            have voting rights.

Rights relating to the underlying
  securities........................        You have the right to:

                                            o    Receive all shareholder
                                                 disclosure materials, including
                                                 annual and quarterly reports,
                                                 distributed by the issuers of
                                                 the underlying securities.

                                            o    Receive all proxy materials
                                                 distributed by the issuers of
                                                 the underlying securities and
                                                 will have the right to instruct
                                                 the
                                                 trustee to vote the underlying
                                                 securities or may attend
                                                 shareholder meetings yourself.

                                            o    Receive dividends and other
                                                 distributions on the underlying
                                                 securities, if any are declared
                                                 and paid to the trustee by an
                                                 issuer of the underlying
                                                 securities, net of any
                                                 applicable taxes or fees.

                                            If you wish to participate in a
                                            tender offer for underlying
                                            securities, you must obtain the
                                            underlying securities by
                                            surrendering your ABC HOLDRS and
                                            receiving all of your underlying
                                            securities. For specific information
                                            about obtaining your underlying
                                            securities, you should read the
                                            discussion under the caption
                                            "Description of the depositary trust
                                            agreement."

Reconstitution events...............        A.   If an issuer of underlying
                                                 securities no longer has a
                                                 class of common stock
                                                 registered under section 12 of
                                                 the Securities Exchange Act of
                                                 1934, then its securities will
                                                 no longer be an underlying
                                                 security and the trustee will
                                                 distribute the shares of that
                                                 company to the owners of the
                                                 ABC HOLDRS.

                                            B.   If the SEC finds that an issuer
                                                 of underlying securities should
                                                 be registered as an investment
                                                 company under the Investment
                                                 Company Act of 1940, and the
                                                 trustee has actual knowledge of
                                                 the SEC finding, then the
                                                 trustee will distribute the
                                                 shares of that company to the
                                                 owners of the ABC HOLDRS.

                                            C.   If the underlying securities of
                                                 an issuer cease to be
                                                 outstanding as a result of a
                                                 merger, consolidation or other
                                                 corporate combination, the
                                                 trustee will distribute the
                                                 consideration paid by and
                                                 received from the acquiring
                                                 company to the beneficial
                                                 owners of ABC HOLDRS, unless
                                                 the merger, consolidation or
                                                 other corporate combination is
                                                 between companies that are
                                                 already included in the ABC
                                                 HOLDRS and the consideration
                                                 paid is additional underlying
                                                 securities. In this case, the
                                                 additional underlying
                                                 securities will be deposited
                                                 into the trust.

                                            D.   If an issuer's underlying
                                                 securities are delisted from
                                                 trading on a national
                                                 securities exchange or NASDAQ
                                                 and are not listed for trading
                                                 on another national securities
                                                 exchange or through NASDAQ
                                                 within five business days from
                                                 the date such securities are
                                                 delisted.

                                                 If a reconstitution event
                                                 occurs, the trustee will
                                                 deliver the underlying security
                                                 to you as promptly as
                                                 practicable after the date that
                                                 the trustee has knowledge of
                                                 the occurrence of a
                                                 reconstitution event.

Termination events..................        A.   The ABC HOLDRS are delisted
                                                 from the American Stock
                                                 Exchange and are not listed for
                                                 trading on another national
                                                 securities exchange or through
                                                 NASDAQ within five business
                                                 days from the date the ABC
                                                 HOLDRS are delisted.

                                            B.   The trustee resigns and no
                                                 successor trustee is appointed
                                                 within 60 days from the date
                                                 the trustee provides notice to
                                                 Merrill Lynch, Pierce, Fenner &
                                                 Smith Incorporated, as initial
                                                 depositor, of its intent to
                                                 resign.

                                            C.   75% of beneficial owners of
                                                 outstanding ABC HOLDRS vote to
                                                 dissolve and liquidate the
                                                 trust.

                                                 If a termination event occurs,
                                                 the trustee will distribute the
                                                 underlying securities to you as
                                                 promptly as practicable after
                                                 the termination event.

Federal income
  tax consequences..................        The federal income tax laws will
                                            treat a U.S. holder of ABC HOLDRS as
                                            directly owning the underlying
                                            securities. The ABC HOLDRS
                                            themselves will not result in any
                                            federal tax consequences separate
                                            from the tax consequences associated
                                            with ownership of the underlying
                                            securities.

Listing.............................        Application has been made to list
                                            the ABC HOLDRS on the American Stock
                                            Exchange under the symbol "[ ]".
                                            Trading will take place only in
                                            round-lots of 100 ABC HOLDRS and
                                            round-lot multiples. A minimum of
                                            150,000 ABC HOLDRS will be required
                                            to be outstanding when trading
                                            begins.

Trading.............................        Investors only will be able to
                                            acquire, hold, transfer and
                                            surrender a round-lot of 100 ABC
                                            HOLDRS. Bid and ask prices, however,
                                            will be quoted per single ABC
                                            HOLDRS.

Clearance and settlement............        The trust will issue ABC HOLDRS in
                                            book-entry form. ABC HOLDRS will be
                                            evidenced by one or more global
                                            certificates that the trustee will
                                            deposit with The Depository Trust
                                            Company, referred to as DTC.
                                            Transfers within DTC will be in
                                            accordance with DTC's usual rules
                                            and operating procedures. For
                                            further information see "Description
                                            of ABC HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the ABC HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase ABC HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

         The ABC HOLDRS trust. The trust will be formed pursuant to the depositary trust agreement, dated as of March, 2000. The Bank of New York will be the trustee. The ABC HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

         The ABC HOLDRS trust is intended to hold deposited shares for the benefit of owners of ABC HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                            DESCRIPTION OF ABC HOLDRS

         The trust will issue ABC HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional ABC HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender ABC HOLDRS in a round-lot of 100 ABC HOLDRS and round-lot multiples. The trust will only issue ABC HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 ABC HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS.

         ABC HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The [_______] companies selected as part of this receipt program are listed above in the section entitled "Highlights of ABC HOLDRS--The ABC HOLDRS."

         Beneficial owners of ABC HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel ABC HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." ABC HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. ABC HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of ABC HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the ABC HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

         ABC HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. ABC HOLDRS will be available only in book-entry form. Owners of ABC HOLDRS may hold their ABC HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of [__________] specified companies involved in various segments of the [__________] industry and whose common stock is registered under Section
12 of the Exchange Act. The issuers of the underlying securities are considered to be [_______] of the largest capitalized, most liquid companies in the [__________] industry as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on ___________________________, 2000:

         o    Market capitalization equal to or greater than $__ billion;

         o Average daily trading volume of at least ___ million shares over the 60 trading days before ____________, 2000;

         o Average daily dollar volume (that is, the average daily trading volume multiplied by the closing price on _______________, 2000) of at least $____ million over the 60 trading days before _____________, 2000; and

         o    A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the ABC HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the [__________] specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the [__________] industry. In this case, the ABC HOLDRS may no longer consist of securities issued by companies involved in the [__________] industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the [__________] industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by ABC HOLDRS, please refer to "Highlights of ABC HOLDRS--The ABC HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

         No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the stated selection criteria. Accordingly, before you acquire ABC HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

        General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the underlying securities represented by a single ABC HOLDR based upon the indicative share amounts set forth in the table on page 7 of this preliminary prospectus, measured at the close of each business day from ____________________________, 1999, the first date when all of the underlying securities were publicly traded, to ________________________________________,
2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

        ABC               ABC              ABC                ABC          ABC
1999   HOLDRS   1999    HOLDRS    1999    HOLDRS    1999    HOLDRS   2000 HOLDRS
----   ------   ----    ------    ----    ------    ----    ------   ---- ------






                                     [GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of March , 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the ABC HOLDRS, provides that ABC HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

         The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of ABC HOLDRS. You may create and cancel ABC HOLDRS only in round-lots of 100 ABC HOLDRS. You may create ABC HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue ABC HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 ABC HOLDRS. In the event that a fractional share comes to be represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS. Similarly, you must surrender ABC HOLDRS in integral multiples of 100 ABC HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of ABC HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of ABC HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning ABC HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to ABC HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your ABC HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender ABC HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 ABC HOLDRS.

         Further issuances of ABC HOLDRS. The depositary trust agreement provides for further issuances of ABC HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

              A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

              B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

              C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the ABC HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

              D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

         If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of ABC HOLDRS will surrender their ABC HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if ABC HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the ABC HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding ABC HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the ABC HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of ABC HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of ABC HOLDRS.

         Issuance and cancellation fees. After the initial public offering, the trust expects to issue more ABC HOLDRS. If you wish to create ABC HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 ABC HOLDRS. If you wish to cancel your ABC HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 ABC HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create ABC HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and ABC HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC HOLDRS.

         The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the ABC HOLDRS for:

         o    a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the ABC HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of ABC HOLDRS

         A receipt holder purchasing and owning ABC HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by ABC HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the ABC HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of ABC HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the ABC HOLDRS. Similarly, with respect to sales of ABC HOLDRS for cash in the secondary market, the amount realized with respect to a sale of ABC HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of ABC HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling ABC HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

         Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire ABC HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of ABC HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive ABC HOLDRS. Merrill Lynch & Co., as underwriter, proposes to offer the ABC HOLDRS to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of ABC HOLDRS against deposit of the underlying securities in New York, New York on ___________, 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue ABC HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of ABC HOLDRS.

         Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the ABC HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the ABC HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the ABC HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the ABC HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the ABC HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

         Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to ABC HOLDRS. This prospectus relates only to ABC HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with ABC HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the ABC HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through January 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

              [COMPANY DESCRIPTIONS AND MONTHLY SHARE PRICE CHART]

================================================================================



                                      LOGO

                             [ ] Depositary Receipts
                               ABC HOLDRS SM Trust



                               P R O S P E C T U S



                               Merrill Lynch & Co.







                                     , 2000

         Until ______________________, 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

         Securities and Exchange Commission registration fee..........$    2,640
         Printing and engraving expenses..............................
         Legal fees and expenses......................................
         Rating agency fees...........................................
         Miscellaneous................................................
                                                                      ----------
            Total.....................................................$

Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 28, 2000.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED

                                          By: /s/ Ahmass L. Fakahany
                                             -----------------------------------
                                             Name:  Ahmass L. Fakahany
                                             Title: Senior Vice President,
                                                    Chief Financial Officer and
                                                    Controller

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2000.

         Signature                          Title
         ---------                          -----

/s/ John L. Steffens
------------------------------
    John L. Steffens                        Chief Executive Officer,
                                            Chairman of the Board
                                            and Director

/s/ E. Stanley O'Neal
------------------------------
    E. Stanley O'Neal                       Director

/s/ George A. Schieren
------------------------------
    George A. Schieren                      Director


/s/ Ahmass L. Fakahany
------------------------------
    Ahmass L. Fakahany                      Senior Vice President,
                                            Chief Financial Officer
                                            and Controller

                                INDEX TO EXHIBITS

Exhibits

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

*5.1 Opinion of Shearman & Sterling regarding the validity of the ABC HOLDRS Receipts

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

24.1  Power of Attorney (included in Part II of Registration Statement)

-----------------------------
*   To be filed by amendment.